Exhibit 4.2

AMENDMENT NO. 1

TO THE

REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Registration Rights Agreement, dated as of November 7, 2018 (the “2018 RRA”), by and among Sorrento Therapeutics, Inc., a Delaware corporation (the “Company”), and the parties identified on Schedule A thereto (each, a “Holder” and collectively, with such other Persons, if any, from time to time, that become a party thereto as holders of Registrable Securities, the “Holders”), is dated as of May 3, 2019. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the 2018 RRA.

WHEREAS, pursuant to the Letter Agreement, dated as of May 3, 2019, by and between the Company and Oaktree Capital Management, L.P., concurrently with the execution of this Amendment, on the date hereof, the Company will issue to each Holder a warrant to purchase such number of shares of Common Stock as is set forth opposite such Holder’s name under the column “Shares Issuable Upon Exercise of 2019 Warrants” on Schedule A hereto (as such number may be adjusted pursuant to the terms of such warrant) (each, a “2019 Warrant” and, collectively, the “2019 Warrants”);

WHEREAS, the 2019 Warrants will be exercisable into shares of Common Stock from time to time on or after November 3, 2019 and on or prior to the close of business on November 3, 2029, in each case in accordance with the terms thereof;

WHEREAS, pursuant to Section 4.8 of the 2018 RRA, the 2018 RRA may be amended by an instrument in writing signed by the Company and the holders of a majority of the shares of Common Stock issuable upon exercise of the then-outstanding Warrants;

WHEREAS, in connection with the issuance of the 2019 Warrants, the Company and the Holders holding a majority of the shares of Common Stock issuable upon exercise of the Warrants outstanding as of immediately prior to the issuance of the 2019 Warrants desire to amend certain terms of the 2018 RRA as set forth in this Amendment; and

WHEREAS, the Company and each Holder has authorized the execution and delivery of this Amendment by the undersigned authorized person.

NOW, THEREFORE, the 2018 RRA shall be amended as follows:

1.           Amendments.

a)       Definitions.

i.       Section 1.1 is amended to add the following definition before the definition of “Additional Shares”:

““2019 Registrable Securities” means (i) the 2019 Warrant Shares, and (ii) any Additional Shares with respect to the 2019 Warrant Shares; provided, however, that 2019 Warrant Shares or Additional Shares with respect to the 2019 Warrant Shares shall cease to be treated as Registrable Securities on the earliest to occur of, (a) the date such security has been disposed of pursuant to an effective registration statement, (b) the date on which such security is sold pursuant to Rule 144, or (c) the date on which the Holder thereof, together with its Affiliates, is able to dispose of all of its 2019 Registrable Securities without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144 (or any successor rule).”

ii.       Section 1.1 is amended to add the following definition between the definition of “2019 Registrable Securities” and the definition of “Additional Shares”:

““2019 Warrant Shares” means any and all shares of Common Stock issuable upon exercise of the 2019 Warrants.”

iii.       The definition of “Registrable Securities” is amended and restated in its entirety as follows:

““Registrable Securities” means the Initial Registrable Securities, the Subsequent Registrable Securities and the 2019 Registrable Securities.”

iv.       The definition of “Shares” is amended and restated in its entirety as follows:

““Shares” means the Initial Warrant Shares, the Subsequent Warrant Shares and the 2019 Warrant Shares.”

v.       The definition of “Warrants” is amended and restated in its entirety as follows:

““Warrants” means the Initial Warrants, the Subsequent Warrants and the 2019 Warrants.”

b)       The first two sentences of Section 2.1 of the 2018 RRA are replaced in their entirety with the following:

“Within 45 days following the date of issuance of each of the Initial Warrants, the Subsequent Warrants and the 2019 Warrants, the Company shall (a) file with the SEC, or (b) have filed with the SEC, a Resale Registration Statement (together with any New Registration Statement (as defined below), each, a “Resale Registration Statement” and collectively, the “Resale Registration Statements”) pursuant to Rule 415 under the Securities Act pursuant to which all of the Initial Registrable Securities, the Subsequent Registrable Securities or the 2019 Registrable Securities, respectively, shall be included (on the initial filing or by supplement or amendment thereto) to enable the public resale on a delayed or continuous basis of the Initial Registrable Securities, the Subsequent Registrable Securities or the 2019 Registrable Securities, respectively, by the Holders. The Company shall file each Resale Registration Statement on such form as the Company may then utilize under the rules of the SEC and use its best efforts to have such Resale Registration Statement declared effective under the Securities Act as soon as practicable, but in any event by the earlier of: (A) 120 days following the date of issuance of each of the Initial Warrants, the Subsequent Warrants and the 2019 Warrants, respectively, and (B) five trading days after the date the Company receives written notification from the SEC that such Resale Registration Statement will not be reviewed.”

c)       Clause (i) of the first sentence of Section 2.3(a) is amended to add the underlined language as shown below:

“(i) any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference in a Resale Registration Statement or in any amendment thereof, in each case at the time such Resale Registration Statement or amendment became effective under the Securities Act, or in the preliminary prospectus or other information that is deemed, under Rule 159 promulgated under the Securities Act to have been conveyed to purchasers of securities at the time of sale of such securities (“Disclosure Package”), in the prospectus or in any amendment thereof or supplement thereto”

d)       Clause (i) of the first sentence of Section 2.3(b) is amended to add the underlined language as shown below:

“(i) any untrue statement or alleged untrue statement of a material fact contained in such Resale Registration Statement or in any amendment thereof, in each case at the time such Resale Registration Statement or amendment became effective under the Securities Act, or in any Disclosure Package, prospectus or in any amendment thereof or supplement thereto, or”

2.            Miscellaneous. Except as expressly amended hereby, the 2018 RRA shall remain in full force and effect in accordance with the terms hereof. All references in the 2018 RRA to “hereof” or “this Agreement” shall be deemed to refer to the 2018 RRA as amended by this Amendment; provided that references in the 2018 RRA to “as of the date hereof” or “as of the date of this Agreement” or words of like import shall refer to November 7, 2018.

3.            Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

4.            Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the undersigned have each duly executed this Amendment as of the date first above written.

THE COMPANY:

Sorrento Therapeutics, Inc.,
a Delaware corporation

By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

HOLDER:

SC Investments E Holdings, LLC

By:	Oaktree Fund GP IIA, LLC
Its:	Manager

By:	Oaktree Fund GP II, L.P.
Its:	Managing Member

By:	/s/ Nicholas Basso
Name:	Nicholas Basso
Title:	Authorized Signatory

By:	/s/ Mary Gallegly
Name:	Mary Gallegly
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

HOLDER:

SC Investments NE Holdings, LLC

By:	Oaktree Fund GP IIA, LLC
Its:	Manager

By:	Oaktree Fund GP II, L.P.
Its:	Managing Member

By:	/s/ Nicholas Basso
Name:	Nicholas Basso
Title:	Authorized Signatory

By:	/s/ Mary Gallegly
Name:	Mary Gallegly
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

HOLDER:

OCSL SRNE, LLC

By:	Oaktree Specialty Lending Corporation
Its:	Managing Member

By:	Oaktree Capital Management, L.P.
Its:	Investment Adviser

By:	/s/ Nicholas Basso
Name:	Nicholas Basso
Title:	Managing Director

By:	/s/ Mary Gallegly
Name:	Mary Gallegly
Title:	Senior Vice President

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

HOLDER:

Oaktree Strategic Income II, Inc.

By:	Oaktree Capital Management, L.P.
Its:	Investment Advisor

By:	/s/ Nicholas Basso
Name:	Nicholas Basso
Title:	Managing Director

By:	/s/ Mary Gallegly
Name:	Mary Gallegly
Title:	Senior Vice President

[Signature Page to Amendment No. 1 to Registration Rights Agreement]

Schedule A

Holders

Holder	Contact Information for Notices	Shares Issuable Upon Exercise of 2019 Warrants
SC Investments E Holdings, LLC	SC Investments E Holdings, LLC c/o Oaktree Capital Management (UK) LLP Verde, 10 Bressenden Place London, SW1E 5DH United Kingdom Email: amkumar@oaktreecapital.com Attn: Aman Kumar, Senior Vice President With a copy to: Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Floor Los Angeles, California 90071 Email: mgallegly@oaktreecapital.com Attn: Mary Gallegly, Senior Vice President	533,693
SC Investments NE Holdings, LLC	SC Investments NE Holdings, LLC c/o Oaktree Capital Management (UK) LLP Verde, 10 Bressenden Place London, SW1E 5DH United Kingdom Email: amkumar@oaktreecapital.com Attn: Aman Kumar, Senior Vice President With a copy to: Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Floor Los Angeles, California 90071 Email: mgallegly@oaktreecapital.com Attn: Mary Gallegly, Senior Vice President	359,621
OCSL SRNE, LLC	OCSL SRNE, LLC c/o Oaktree Capital Management (UK) LLP Verde, 10 Bressenden Place London, SW1E 5DH United Kingdom Email: amkumar@oaktreecapital.com Attn: Aman Kumar, Senior Vice President With a copy to: Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Floor Los Angeles, California 90071 Email: mgallegly@oaktreecapital.com Attn: Mary Gallegly, Senior Vice President	333,326
Oaktree Strategic Income II, Inc.	Oaktree Strategic Income II, Inc. c/o Oaktree Capital Management (UK) LLP Verde, 10 Bressenden Place London, SW1E 5DH United Kingdom Email: amkumar@oaktreecapital.com Attn: Aman Kumar, Senior Vice President With a copy to: Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Floor Los Angeles, California 90071 Email: mgallegly@oaktreecapital.com Attn: Mary Gallegly, Senior Vice President	106,664
TOTAL		1,333,304